UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 8, 2025, reAlpha Tech Corp. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). As of the close of business on August 11, 2025, the record date for the Annual Meeting, there were 83,765,739 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and 264,063 shares of the Company’s series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), issued and outstanding. Holders of the shares of the Company’s Common Stock and Series A Preferred Stock were entitled to one vote for each share held as of the record date.

At the beginning of the Annual Meeting, there were 50,612,981 shares of the Company’s Common Stock and Series A Preferred Stock present virtually or represented by proxy at the Annual Meeting, which represented approximately 60.23% of the voting power of the Company’s outstanding shares of voting stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. The voting results presented in this Form 8-K differ, although not materially, from those presented during the Annual Meeting as the voting results herein represent the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. The six (6) proposals below are each described in more detail in the definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on August 25, 2025.

Proposal 1. Election of Directors.

Nominee Name	For	Withheld	Broker Non-Votes
Giri Devanur	34,969,518	666,692	14,976,871
Dimitrios Angelis	34,936,233	699,977	14,976,871
Brian Cole	34,955,284	680,926	14,976,871
Monaz Karkaria	34,970,870	665,340	14,976,871
Balaji Swaminathan	34,953,522	682,688	14,976,871

Each of the five nominees for director was elected to serve as a director until the election and qualification of his or her successor or until his or her earlier death, resignation, or removal.

Proposal 2. Ratification of GBQ Partners, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstentions
49,526,490	385,845	700,745

There were no broker non-votes on this proposal.

The Company’s stockholders ratified the appointment of GBQ Partners, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Proposal 3. Approval of an amendment to the Company’s certificate of incorporation, as amended and restated from time to time, to effect a reverse stock split of the Company’s outstanding Common Stock, at a ratio between 1-for-7 and 1-for-25, to be determined at the discretion of the Company’s board of directors (the “Board”), for the purpose of complying with the Nasdaq Listing Rules, subject to the Board’s discretion to abandon such amendment (the “Reverse Stock Split Proposal”).

For	Against	Abstentions
47,158,321	3,381,009	73,750

There were no broker non-votes on this proposal.

The Company’s stockholders approved the Reverse Stock Split Proposal.

Proposal 4. Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of Common Stock upon exercise of: (i) series A-1 warrants of the Company, (ii) series A-2 warrants of the Company and (iii) placement agent warrants of the Company, in each case issued in connection with the Company’s best efforts public offering on July 18, 2025 (the “Nasdaq 20% Issuance Proposal”).

For	Against	Abstentions	Broker Non-Votes
35,284,439	289,936	61,834	14,976,872

The Company’s stockholders approved the Nasdaq 20% Issuance Proposal.

Proposal 5. Approval of an amendment to the Company’s 2022 Equity Incentive Plan (as amended from time to time, the “2022 Plan”) for the adoption of an automatic annual increase in the shares of Common Stock available for issuance under the 2022 Plan (the “2022 Plan Evergreen Proposal”).

For	Against	Abstentions	Broker Non-Votes
34,653,812	967,890	14,507	14,976,872

The Company’s stockholders approved the 2022 Plan Evergreen Proposal.

Proposal 6. Approval to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal and/or the Nasdaq 20% Issuance Proposal (the “Adjournment Proposal”).

For	Against	Abstentions
47,745,559	2,357,625	509,897

There were no broker non-votes on this proposal.

The Company’s stockholders approved the Adjournment Proposal but such adjournment was not necessary in light of the approval of the Reverse Stock Split Proposal and Nasdaq 20% Issuance Proposal at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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